EXHIBIT 21

                LIST OF SUBSIDIARIES OF FULL HOUSE RESORTS, INC.

   NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION
   ------------------                             -----------------------------
Deadwood Gulch Resort and
   Gaming Corp.                                            South Dakota

Full House Mississippi, LLC                                 Mississippi

Full House Subsidiary, Inc.                                  Delaware

Full House Subsidiary of
   Nevada, Inc.                                               Nevada

AEP/FHR, LLC*                                                 Nevada

FH/HR Management, LLC*                                      Mississippi

Gaming Entertainment, LLC*                                   Delaware

Gaming Entertainment
   (Delaware), LLC*                                          Delaware

Gaming Entertainment
   (Michigan), LLC*                                          Delaware

Gaming Entertainment
   (California), LLC*                                        Delaware

Greenhouse Management, Inc.**                                Michigan

    *50% owned
   **85% owned